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Exhibit 10.36

AMENDMENT OF DOV PHARMACEUTICAL, INC.,
CONVERTIBLE EXCHANGEABLE PROMISSORY NOTE

        Amendment Agreement dated March    , 2003, among Elan Corporation plc ("Elan"), Elan International Services, Ltd. ("EIS"), Elan Pharma International Limited ("EPIL"), DOV Pharmaceutical, Inc. ("DOV" or "Maker"), DOV Newco, Ltd. ("DOV Newco"), and Nascime Limited ("Nascime")

        Whereas Maker issued to EIS its convertible exchangeable promissory note dated January 21, 1999, in the principal amount of $8,010,000 (the "Note") in connection with a joint venture transaction encompassing a securities purchase agreement between EIS and DOV ("SPA") and a joint development and operating agreement ("JDOA") among Elan, EIS, DOV, DOV Newco and Nascime, each dated as of January 19, 1999;

        Whereas EIS subsequently transferred the Note to EPIL;

        Whereas pursuant to section 9(c) of the Note, Maker, EIS and EPIL wish to amend the Note and all parties wish to eliminate in the SPA and JDOA all references to the Newco Exchange Right as defined in section 4 of the Note;

        Now therefore for good and sufficient consideration the parties agree as follows:

1.
Exchange Right Eliminated

  The NewCo Exchange Right is eliminated, and section 4 and references direct and indirect and the corresponding phrases in which they appear, if any, in the Note including in section 2(a) to an exchange thereof for B Shares of Bermuda NewCo are deleted from the Note. In all other respects the Note shall continue unmodified in full force and effect.

2.
Harmonization With SPA and JDOA

  All references in the SPA and JDOA (and any other agreement or documentation entered into or delivered as of January 19, 1999, in connection with such joint venture to which a party hereto is a party) to the exchange feature of the Note and the consequences relating to its exercise including such references in section 5 of the SPA, sections 5.6, 7.1 and 7.5 of the JDOA and section 4 (c) of the Note are eliminated in the case of such references and to be disregarded in the case of such consequences.

3.
Status of Joint Venture; Funding

  Elan and EIS, on the one hand and DOV on the other, shall fund Nascime for the quarter ending December 31, 2002, which, based upon outstanding Nascime invoices therefor, require Elan and EIS to make a net payment to Nascime in the amount of $2,820.18, which such amount is payable by Nascime to DOV. The parties to the JDOA shall continue discussions relating to the proposed reorganization of Nascime and DOV NewCo going forward including, potentially, the increase in DOV's present equity interest in DOV Newco pursuant to section 6.4 of the JDOA or the license of rights to DOV by Nascime pursuant to section 6.5 of the JDOA.

4.
Warrant Issuance

  Upon execution hereof DOV and EIS shall enter into a warrant agreement in the form set forth as exhibit A.

5.
Board Resolutions

  Upon execution hereof the board of directors of DOV shall adopt resolutions in the form set forth as exhibit B.

6.
Waiver and Release

  (a)
  In consideration of the terms set forth in this Amendment Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with effect from the effective date of this Amendment Agreement, DOV, DOV Newco and Nascime and each of their respective present and former officers, directors, stockholders, employees, agents, attorneys, predecessors, successors, and assigns (collectively, "The DOV Group") hereby waives all rights and releases all claims that The DOV Group may have accrued against Elan, EIS and any of their Affiliates (as defined in section 1.1 of the JDOA), and each of their respective present and former officers, directors, stockholders, employees, agents, attorneys, predecessors, successors and assigns of the foregoing (collectively, "the Elan Releasees"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the effective date of this Amendment Agreement, arising out of the performance by the Elan Releasees of any of their respective joint or several obligations under the JDOA and the License Agreement ("Elan License Agreement") dated January 21, 1999 among Elan, Nascime and DOV provided, however, that claims or rights arising prior to the date of this Amendment Agreement under the following provisions shall not be waived by DOV, and DOV expressly reserves and preserves its right to assert any and all such claims: Clauses 3, 6.4, 10, 11, 18 and 22 of the JDOA, and Clauses 11.1, 11.3, 11.6 and 11.7, provided further that DOV's right to assert a claim under clause 11.3 shall be limited to a claim under Clause 11.1, of the Elan License Agreement.

  (b)
  In consideration of the terms set forth in this Amendment Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with effect from the effective date of this Amendment Agreement, Elan and EIS, and each of their respective present and former officers, directors, stockholders, employees, agents, attorneys, predecessors, successors, and assigns (collectively, "The Elan Group") hereby waives all rights and releases all claims that The Elan Group may have accrued against DOV, DOV Newco, and Nascime and any of their Affiliates, and each of their respective present and former officers, directors, stockholders, employees, agents, attorneys, predecessors, successors and assigns of the foregoing (collectively, "the DOV Releasees"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the effective date of this Amendment Agreement, arising out of the performance by the DOV Releasees of any of their respective joint or several obligations under the JDOA and the License Agreement ("DOV License Agreement") dated January 21, 1999 among DOV, Nascime and Elan; provided, however, that claims or rights arising prior to the date of this Amendment Agreement under the following provisions shall not be waived by Elan, and Elan expressly reserves and preserves its right to assert any and all such claims: Clauses 3, 6.5, 10, 11, 18 and 22 of the JDOA, and Clauses 11.1, 11.2, 11.3, 11.7 and 11.8, provided further that Elan's right to assert a claim under clause 11.3 shall be limited to a claim under Clause 11.1, of the DOV License Agreement.

7.
Representations and Warranties

        Each party represents severally to each of the others as follows:

  i.
  Organization. It is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its respective business as presently conducted and to carry out the agreement contemplated hereby.

  ii.
  Authority. It has full legal right, power and authority to enter into this Amendment Agreement and to perform its obligations hereunder, which have been duly authorized and approved by all requisite corporate action. This Amendment Agreement is the valid and binding obligation of such party, enforceable against it in accordance with its terms.

  iii.
  No Conflicts. The execution, delivery and performance by it of this Amendment Agreement will not (i) violate any provision of applicable law, statute, rule or regulation applicable to such party or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such party or any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under the charter or organizational documents of such party or any agreement or understanding to which it or any affiliate is a party by which it is bound.

  iv.
  Approvals. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person is required in connection with the delivery or performance of this Amendment Agreement by such party.

8.
Notices

  Any notice required or sent hereunder shall be sent by registered or certified mail or by an equivalent service capable of verification at the address stated below or such other address as to which the parties may provide in the future.

If to Elan:	Elan Corporation, plc Lincoln House, Lincoln Place Dublin 2, Ireland Attn: Vice President, General Counsel
If to EIS:	Elan International Services, Ltd. 102 St. James Court Flatts, Smiths Parish Bermuda SL04 Attn: Director
If to EPIL:	Elan Pharma International Limited Wil House Shannon Business Park Shannon, Co. Clare Ireland Attn: President
If to DOV:	DOV Pharmaceutical, Inc. 433 Hackensack Avenue Hackensack, New Jersey 07601 Attn: CEO With copy to: General Counsel

If to DOV Newco:	DOV Newco, Ltd. Claredon House 2 Church Street Hamilton, Bermuda Attn: President
If to Nascime:	Nascime Limited 30 Herbert Street Dublin 2, Ireland Attn: Robert Heron

In witness whereof the parties have caused this Amendment Agreement to be executed by their duly authorized representatives intended to be legally bound.

Elan Corporation, plc
By:	Title:
Elan International Services, Ltd.
By:	Title:
Elan Pharma International Limited
By:	Title:
DOV Pharmaceutical, Inc.
By:	Arnold S. Lippa Title: Chief Executive Officer
DOV Newco, Ltd.
By:	Title:
Nascime Limited
By:	Title:

Exhibit A

WARRANT AGREEMENT

        Warrant Agreement effective as of the date set forth on the signature page hereof between DOV Pharmaceutical, Inc., a Delaware corporation (the "Company"), and Elan International Services, Ltd. ("Holder")

        Whereas the Company has agreed to issue Holder warrants to purchase shares of the Company's common stock, par value $.0001 ("Common Stock"), for $10.00 per share;

        Wheras Holder has represented to the Company that referring to the Rights Plan (as defined in Exhibit B) there has been no change in Beneficial ownership by Elan and its affiitates and associates since the Record Date (all terms as defined in the Rights Plan) other than pursuant to this Warrant Agreement.

        Now, therefore, the parties agree as follows:

1.
Grant. Holder is granted the right ("Warrants") to purchase 75,000 shares of Common Stock at the Exercise Price (as defined in Section 2), subject to adjustment as provided in Section 7, during the exercise period, which shall be the period commencing on the date hereof and ending at 5:30 p.m. Eastern Standard Time on January 21, 2006 (the "Exercise Period").

2.
Exercise Price. The term "Exercise Price" shall mean $10.00 per share of Common Stock as may be adjusted from time to time pursuant to Section 7.

3.
Warrant Certificate. The warrant certificate (the "Warrant Certificate") delivered pursuant to this agreement shall be in the form set forth as Exhibit A with such appropriate amendments as required or permitted hereby.

4.
Exercise of Warrant. The Warrants are exercisable on solely one occasion at the Exercise Price and payable to the Company at its executive offices located at 433 Hackensack Avenue, Hackensack, New Jersey 07601, attn: Chief Financial Officer (or such other officer designated to Holder by notice by the Company), by certified or official bank check in New York Clearing House funds or wire transfer provided that at the election of Holder, the Warrants may be exercised on a cashless net issuance basis. Upon surrender of the Warrant Certificate, submission of an executed Form of Election to Purchase in the form set forth as Exhibit B and payment of the Exercise Price, or election to exercise on a cashless net issuance basis. Holder shall be entitled to receive a certificate for the shares of Common Stock so purchased.

5.
Issuance of Certificate. Upon the exercise of the Warrants the Company shall promptly issue to Holder a certificate for the shares of Common Stock underlying the Warrant Certificate. Subject to this agreement, Holder shall be deemed the record holder of the shares of Common Stock on the date of exercise of the Warrant, irrespective of the date of delivery of the Common Stock certificate.

6.
Registration Under Securities Act of 1933; Legend. Neither the Warrants nor the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities or blue sky laws. Upon exercise of the Warrants, the Company may cause a legend, in substantially the form set forth below, to be placed on each certificate representing the shares of Common Stock issued:

    The securities represented by this certificate have not been registered for public resale under the Securities Act of 1933, as amended ("Securities Act"), and may not be offered, transferred or sold except (i) pursuant to an effective registration statement under the Securities Act and any applicable state securities or blue sky laws, (ii) to the extent applicable, pursuant to Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities) together with an opinion of counsel, if such opinion is reasonably satisfactory to issuer, that such transfer is permitted or (iii) consistently with an opinion of counsel, if such opinion is reasonably satisfactory to issuer, that an exemption from registration under the Securities Act and any applicable state securities or blue sky laws is available.

7.
Adjustments to Exercise Price and Number of Securities

(a)
Recapitalization and Reclassification. In the event of any change in the Common Stock by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction of such character that the shares of Common Stock are changed into or become exchangeable for a larger or smaller number of shares, upon the effective date thereof the number of shares of Common Stock that Holder is entitled to purchase upon exercise of the Warrants shall be increased or decreased, as the case may be, proportionate to the increase or decrease in the number of shares of Common Stock resulting from such transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionately decreased and, in the case of a decrease in the number of shares, proportionately increased.

(b)
Sale; Merger; Consolidation. Upon a transfer or sale of all or substantially all the capital stock or assets of the Company or upon a consolidation or merger of the Company (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), the transferee, purchaser or entity formed by or surviving a consolidation or merger, as the case may be, shall execute and deliver to Holder a supplemental warrant agreement confirming that Holder shall have the right during the Exercise Period to receive, upon exercise of the Warrants, the kind and amount of shares of stock and other consideration, if any, receivable upon such transfer, sale, consolidation or merger, as the case may be, by a holder of the number of shares of Common Stock for which such Warrants could have been exercised (without regard to the commencement of the Exercise Period) on a cash or cashless net issuance basis as elected by Holder, immediately prior to such transfer, sale, consolidation or merger. Such supplemental warrant agreement shall provide for adjustments that shall be identical to the adjustments provided in this Section 7.

(c)
Cumulative Adjustments. No adjustment in the Warrant Price shall be required under this Section 4 until cumulative adjustments result in a concomitant change of $0.05 or more of the Warrant Price or in the number of shares of Common Stock purchasable upon exercise of this Warrant as in effect prior to the last such adjustment; provided, however, that any adjustment that by reason of this Section 4 is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent.

(d)
Dividends and Other Distributions. If the Company declares a dividend or dividends payable in shares of Common Stock, including any special dividend not distributed in the ordinary course of business, Holder shall be entitled to receive upon exercise of the Warrants, in addition to the number of shares of Common Stock as to which the Warrant Certificate is exercised, such additional shares of Common Stock as Holder would have received had the Warrants been exercised immediately prior to the record date for such dividend, and the Common Stock that would have been issuable thereupon held until such actual exercise. If the Company declares a dividend or dividends other than of Common Stock, Holder shall thereafter be entitled to receive, in addition to the shares of Common Stock receivable upon the exercise thereof, upon the exercise of such Warrants, such non-Common Stock dividends as Holder would have received, on a cash or cashless net issuance basis as elected by Holder, had the Warrants been exercised immediately prior to the record date for the dividend, and the dividend that would have been issuable thereupon held until such actual exercise.

  (e)
  Further Conforming Changes. If, as a result of an adjustment made pursuant to this Section 7, Holder upon exercise of the Warrants becomes entitled to receive securities or assets other than as a dividend, wherever appropriate all references herein to shares of Common Stock shall be deemed to refer to and include such other securities or assets and thereafter the number of such other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to those in this Section 7.

8.
Issuance of New Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of a loss, theft, destruction or mutilation of a Warrant Certificate, reimbursement by Holder to the Company of all incidental expenses and, in the case of loss, theft or destruction, receipt of indemnity or security from Holder reasonably satisfactory to it or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate by Holder, the Company shall deliver a new Warrant Certificate to Holder of like tenor in lieu thereof.

9.
Elimination of Fractional Interests. The Company shall not be required to issue a certificate representing a fraction of a share of Common Stock or other securities upon the exercise of the Warrants and such fractional shares shall be eliminated.

10.
Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof and provide for their listing on any exchange where the Common Stock is listed.

11.
Representations and Warranties. Holder represents and warrants to the Company that the Warrants are being acquired solely for Holder's own account, for investment, not for the interest of any other and are not being acquired with a view to or for resale, distribution, assignment, subdivision or fractionalization thereof, and that Holder has no present plans to enter into any contract, undertaking, agreement or arrangement for such purpose.

12.
No Vote by or Stockholder Notices to Warrant Holders. Nothing contained in this agreement shall be construed as conferring upon Holder the right to vote, consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any right as a stockholder of the Company.

13.
Notices. Any notice or demand pursuant to this agreement shall be in writing and shall be deemed sufficiently given or made (i) upon personal delivery, (ii) the day following delivery to a reputable overnight courier or (iii) three days following mailing by certified or registered mail, return receipt requested, postage prepaid, and addressed, until the other party is notified of another address, as follows:

If to the Company:
DOV Pharmaceutical, Inc. 433 Hackensack Avenue Hackensack, New Jersey 07601 Attn: Robert Horton, General Counsel
If to Holder:
Elan International Services, Ltd. 102 St. James Court Flatts, Smiths Parish Bermuda SL04 Attn: Director

14.
Supplements and Amendments. This agreement may be amended or waived at any time only by the written agreement of the parties. Any waiver, permit, consent or approval of kind or character on the part of each of Company or Holder of any provision of this agreement shall be in writing and effective only to the extent set forth in such writing.

15.
Successors. This agreement shall be binding upon and inure to the benefit of the Company and Holder and their respective successors and assigns hereunder.

16.
Governing Law; Submission to Jurisdiction. This agreement and each Warrant Certificate issued shall be deemed to be a contract made under the laws of New York and for all purposes shall be construed in accordance with the laws thereof without giving effect to its rules governing conflicts of laws.

17.
Arbitration Relating to This Agreement. All controversies that may arise between Holder and the Company hereunder shall be determined by arbitration conducted in New York, New York. Holder shall upon request by the Company agree to procedures designed to bind in the arbitration all holders of warrants. The arbitrator shall be selected by agreement of the parties if such agreement can be reached within ten days after notice by either party or, if it cannot, by such agreement from a list of those arbitrators furnished to the Company by the American Arbitration Association or, failing agreement within ten days after receipt of such list, by selection of one of such arbitrators determined by the flip of a coin. The parties stipulate or stipulate to their understanding that

(a)
arbitration is final and binding on the parties;

(b)
the parties waive their right to seek remedies in court, including the right to a jury trial;

(c)
pre-arbitration discovery is generally more limited than and different from court proceedings; and

(d)
the arbitrator's award is not required to include factual findings or legal reasoning and each party's right to appeal or to seek modifications or rulings by the arbitrators is strictly limited.

  Subject to the arbitrator's decision that more time for the hearing is required, the hearing shall be concluded in one day, post-trial briefs shall be due within ten days thereafter, briefs in answer or reply may be submitted only with the arbitrator's permission and the award (with or without an opinion, as determined by the arbitrator) shall be issued within ten days after submission of final briefs.

18.
Severability. If any provision of this agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision.

19.
Captions. The caption headings of the sections of this agreement are for convenience of reference only and are not intended to be, nor shall they be construed as, a part of this agreement and shall be given no substantive effect.

20.
Sole Beneficiaries of This Agreement. Nothing in this agreement shall be construed to give to any person or entity other than the Company and Holder any legal or equitable right, remedy or claim hereunder, and this agreement shall be for the sole benefit of the Company and Holder.

21.
Counterparts. This agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one document.

[Signature Page to Follow]

        In witness whereof, the parties hereto have caused this agreement to be duly executed, as of the date below.

        Dated: March    , 2003

DOV Pharmaceutical, Inc.
By:	Name: Arnold S. Lippa Title: Chief Executive Officer
Elan International Services, Ltd.
By:	Name: Title:

Exhibit A (to Warrant Agreement)

FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), FOR PUBLIC RESALE AND MAY NOT BE OFFERED, TRANSFERRED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, (ii) RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TO THE EXTENT APPLICABLE TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS PERMITTED OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS IS AVAILABLE.

THE EXERCISE, TRANSFER AND EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE WARRANT AGREEMENT BETWEEN DOV PHARMACEUTICAL, INC. AND HOLDER DATED AS OF MARCH     , 2003.

        This Warrant Certificate certifies that Elan International Services Ltd. ("Holder"), is the registered holder of Warrants to purchase, at any time from the date of the warrant agreement dated as of March    , 2003, between DOV Pharmaceutical, Inc. and Holder ("the Warrant Agreement"), until 5:30 p.m. Eastern Standard Time on January 21, 2006 ("Expiration Date"), up to 75,000 fully-paid and non-assessable shares of common stock, par value $.0001 per share ("Common Stock"), of DOV Pharmaceutical, Inc. (the "Company"), at an exercise price of $10.00 per share ("Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase, and payment of the Exercise Price to the Company. Holder may elect to exercise this Warrant Certificate and receive a lesser number of shares of Common Stock on a cashless net issuance basis.

        After the Expiration Date all Warrants evidenced hereby, unless exercised prior thereto, shall be void.

        The Warrant Agreement is hereby incorporated by reference and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, obligations, duties and restrictions of the Company and holder of the Warrants.

        In witness whereof, the Company has caused this Warrant Certificate to be duly executed as of the date of the Warrant Agreement.

DOV PHARMACEUTICAL, INC.
By:	Name: Arnold S. Lippa Title: Chief Executive Officer

Exhibit B (to Warrant Agreement)

Form of Election to Purchase

        The undersigned irrevocably elects to exercise the right represented by the attached Warrant Certificate to purchase 75,000 shares of Common Stock, par value $.0001, of DOV Pharmaceutical, Inc.(a) at an exercise price of $10.00 per share and tenders in payment for such common stock a wire transfer payable in New York Clearing House Funds to the order of DOV Pharmaceutical, Inc., in the amount of $750,000 or (b) at the election of the undersigned indicated below, instructs the company to deliver in lieu of such 75,000 shares, such number thereof calculated on a cashless net issuance basis.

By:	Name: Title:
	Election: Cashless net issuance basis	Yes

Exhibit B

        WHEREAS, DOV Pharmaceutical, Inc. (the "Corporation") is a party to that certain the Shareholder Rights Agreement dated as of October 8, 2002 (the "Rights Plan") between the Corporation and Continental Stock & Transfer Trust Co., as Rights Agent (capitalized terms used but not otherwise defined herein have the meanings set forth in the Rights Plan);

        WHEREAS, in connection with the transactions contemplated by the Amendment of DOV Pharmaceutical, Inc. Convertible Exchangeable Promissory Note dated March    , 2003 (the "Note Amendment"), the Board of Directors of the Corporation (the "Board") deems it necessary and desirable and in the best interests of the Corporation to confirm the Board's and the Corporation's interpretation of, and intent with respect to, the matters referenced below relating to the Rights Plan.

        NOW, THEREFORE, BE IT:

        RESOLVED, that, assuming no other changes in the Beneficial Ownership by Elan Corporation, plc and its Affiliates and Associates (collectively, "Elan") occurring since the Grandfathered Time other than the transactions contemplated by the Note Amendment, the Beneficial Ownership by Elan, including the conversion into or exercise for Common Stock, of any of the following securities shall not be deemed by the Board or the Corporation to cause Elan to become an Acquiring Person under the Rights Plan:

(1)
354,643 shares of Series B Preferred Stock, par value $1.00 per share, of the Corporation (the "Series B Preferred Stock");

(2)
121,500 Warrants, dated January 1999, of the Corporation (the "Warrants");

(3)
U.S.$8,010,000 Convertible Exchangeable Promissory Note, dated January 1999, of the Corporation (the "Convertible Exchangeable Note"); and

(4)
U.S.$7,008,750 Convertible Promissory Note, dated January 1999, of the Corporation (the "Convertible Note"); and be it further

        RESOLVED, that, without limiting the generality of the foregoing, none of the following shall be deemed by the Board or the Corporation to cause Elan to become an Acquiring Person under the Rights Plan: (i) the outstanding principal amount of the Convertible Note as of the date hereof, together with any increases in the outstanding principal amount of the Convertible Note as a result of disbursements of funds there under; (ii) accrual of interest on, or its capitalization and addition to the outstanding principal of, the Convertible Exchangeable Note or the Convertible Note; or (iii) adjustments to the conversion or exercise price of the Series B Preferred Stock, the Warrants, the Convertible Exchangeable Note or the Convertible Note pursuant to the terms of the applicable governing documents as such terms exist as of the date hereof; and be it further

        RESOLVED, that, assuming no other changes in the Beneficial Ownership by Elan occurring since the Grandfathered Time other than the transactions contemplated by the Note Amendment, the Board and the Corporation hereby confirm that the 75,000 Warrants, dated March 2003, of the Corporation issued to Elan fall within Elan's Grandfathered Percentage under the Rights Plan; and be it further

        RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Board and the Corporation, to prepare, execute and deliver any such documents or instruments, and to take all such other actions, deemed necessary or appropriate or reasonably requested by Elan to confirm any of the foregoing matters to third parties.

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FORM OF WARRANT CERTIFICATE
Form of Election to Purchase